Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.             Brickell Avenue, Suite 500
Suite 400 East                                 Miami, Florida 33131-2803
Washington, D.C. 20007-5208                    (305) 371-2600
(202) 965-8100                                 Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                               175 Powder Forest Drive
                                               Suite 201
                                               Simsbury, CT  06089-9668

                                               (860)
                                               392-5000
                                               Telecopier:
                                               (860)
                                               392-5058

                                               HTTP://www.jordenusa.com

April 18, 2003

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

    Re:  Great-West Variable Annuity Account A
         Amendment No. 28 to the Registration Statement on Form N-1 File No. 811-01737

Ladies and Gentlemen:

         We have acted as counsel to Great-West Variable Annuity Account A of Great West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Advice" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                           Very truly yours,

                                           /s/Jorden Burt LLP

                                           Jorden Burt LLP



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